Exhibit 99.1

Corporate Communications

Department

NEWS Release

Investor Contacts: Doug Wilburne, Textron – 401-457-2288 Becky Rosenbaum – 401-457-2288	FOR IMMEDIATE RELEASE

Media Contacts: David Sylvestre, Textron – 401-457-2362

Textron Announces Commencement of Cash Tender Offer
for Any and All of its 4.50% Convertible Senior Notes due 2013

Adjusts 2011 Earnings Guidance

Providence, Rhode Island – September 14, 2011 – Textron Inc. (NYSE: TXT) today announced that it has commenced a tender offer to purchase for cash any and all of its outstanding 4.50% Convertible Senior Notes due 2013 (CUSIP No. 883203BN0) (the “Notes”). The tender offer (the “Offer”) is being made upon the terms and subject to the conditions set forth in the company’s Offer to Purchase, dated September 14, 2011, and the related Letter of Transmittal. The Offer will expire at 12:00 midnight, New York City time, on Wednesday, October 12, 2011, unless it is extended or earlier terminated by the company (as may be extended by the company, the “Expiration Date”). As of the date hereof, there is $599,993,000 aggregate principal amount of Notes outstanding.

Upon the terms and subject to the conditions of the Offer, holders of Notes who validly tender and do not properly withdraw their Notes prior to 12:00 midnight, New York City time, on the Expiration Date, will receive, for each $1,000 principal amount of such Notes, a cash purchase price equal to the sum of (i) the Average Volume Weighted Average Price (“VWAP”)  (as defined below) multiplied by 57.1429 plus (ii) a fixed cash amount of $504.50, provided that in no event will the Purchase Price be less than $1,075.93 or more than $1,790.22 per $1,000 principal amount of such Notes. In addition, holders will receive, in respect of their Notes that are accepted for purchase, accrued and unpaid interest on such Notes to, but excluding, the settlement date of the Offer.

“Average VWAP” is the arithmetic average of the “Daily VWAP” on each trading day during the period of 20 consecutive trading days beginning on September 15 and ending on October 12, 2011. The Daily VWAP for any trading day means the per share volume-weighted average price of the company’s common stock on the New York Stock Exchange, as displayed under the heading “Bloomberg VWAP” on Bloomberg page TXT.N <Equity> AQR (or its equivalent successor if such page is not available), in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange on such trading day. The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The company will determine the final purchase price promptly after the close of trading on the New York Stock Exchange on October 12, 2011 and announce the final purchase price no later than 4:30 p.m., New York City time, on that day. The final purchase price will also be available by that time at http://www.gbsc-usa.com/Textron and from the information agent for the Offer. Prior to the determination of the final purchase price, an indicative purchase price will be available at that same web address and from the information agent for the Offer.

The terms and conditions of the Offer appear in the Offer to Purchase and the Letter of Transmittal, both of which will be distributed to all holders of the Notes. The Offer is not subject to any minimum tender condition. However, the Offer is subject to certain other conditions as more fully described in the Offer to Purchase, including the issuance of at least $600 million principal amount of unsecured senior notes (the “New Notes”) on or prior to the Expiration Date, subject to market conditions and on terms and conditions satisfactory to the company. The company expressly reserves the right to waive these conditions in whole or in part at any or at various times in its sole discretion.

None of the company, its management or board of directors, the dealer managers, the depositary or the information agent makes any recommendation to any holder of Notes as to whether to tender any Notes. None of the company, its management or board of directors, the dealer managers, the depositary or the information agent has authorized any person to give any information or to make any representation in connection with the Offer other than the information and representations contained in the Offer to Purchase or in the Letter of Transmittal.

Financial Outlook

The estimated net impact of the completion of the Offer and the issuance of $600 million principal amount of the New Notes would be to (i) reduce 2011 earnings by approximately $0.24 per share, (ii) reduce total shareholders’ equity by approximately $250 million, and (iii) reduce the average number of the company’s shares of common stock outstanding for 2011 to approximately 304 million shares, compared to the company’s previous estimate of about 315 million shares. The lower share count is expected to benefit 2011 earnings by about $.04 per share.  This estimated net impact assumes 100% participation in the Offer, although actual participation may be lower, and a $15.75 Average VWAP, which was the per share closing price of the company’s common stock on the New York Stock Exchange on September 13, 2011, as well as the termination of the call option and the warrant entered into at the time the Notes were issued.

Also, due to a lower expected share price during the second half of the year, the company’s 2011 stock-based compensation expense is expected to be lower, with an estimated benefit to earnings of about $0.05 per share.

Therefore, based upon the company’s current business outlook and these items, the company is adjusting its guidance for 2011 full-year earnings from continuing operations to $0.90 - $1.00 per share, which compares to the company’s previous guidance of $1.00 - $1.15. The company continues to estimate that 2011 manufacturing cash flow from continuing operations before pension contributions will be $800 - $850 million.

Information on the Offer

Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as dealer managers for the Offer. Global Bondholder Services Corporation is acting as the depositary for the Offer and as the information agent for the Offer. Questions regarding the Offer should be directed to Goldman, Sachs & Co., (800) 828-3182 (toll-free) or (212) 357-4692 (collect) or J.P. Morgan Securities LLC, at (800) 261-5767 (toll-free) or (212) 622 -2614 (collect). Requests for copies of the Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation by phone at (866) 794-2200 (toll free) or (212) 430-3774 (collect) or in writing at 65 Broadway, Suite 404, New York, New York 10006. This press release is for information purposes only and shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities nor an offer to sell or solicitation of an offer to purchase new securities. The Offer may be made only pursuant to the terms and conditions of the Offer to Purchase, the Letter of Transmittal and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer will be filed with the Securities and Exchange Commission. Holders of the Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials will be available free of charge

Textron Inc. 40 Westminster Street Providence, RI 02903-2596 (401) 421-2800

at the website of the Securities and Exchange Commission at www.sec.gov and on the company’s website at www.textron.com. In addition, the company will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Notes.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft Company, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, and Textron Systems. More information is available at www.textron.com.

Forward-looking Information

Certain statements in this release are “forward-looking statements.” These forward-looking statements include statements relating to the anticipated effects of the Offer on earnings, number of shares, earnings per share and shareholders’ equity, the estimated benefit of lower compensation expense, adjusted guidance for earnings per share and estimated 2011 manufacturing cash flow from continuing operations before pension contributions, and include words such as “believe,” “expect,” “anticipate,” “intend”, “plan,” “estimate,” “guidance”, “project”, “target”, “potential”, “will”, “should”, “could”, “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 under “Risk Factors” and from time to time in our other filings with the Securities and Exchange Commission, among the factors that could cause actual results to differ materially from past and projected future results are the following:

•                  Changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries;

•                  Changes in worldwide economic or political conditions that impact demand for our products, interest rates or foreign exchange rates;

•                  Our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

•                  The U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards;

•                  Changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products;

•                  Our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables and of assets acquired upon foreclosure of receivables;

•                  Textron Financial Corporation’s (“TFC”) ability to maintain certain minimum levels of financial performance required under its committed bank line of credit and under Textron’s support agreement with TFC;

•                  Our ability to access the capital markets at reasonable rates;

•                  Performance issues with key suppliers, subcontractors or business partners;

•                  Legislative or regulatory actions impacting our operations or demand for our products;

•                  Our ability to control costs and successfully implement various cost-reduction activities;

•                  The efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs;

•                  The timing of our new product launches or certifications of our new aircraft products;

•                  Our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers;

•                  The extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;

•                  Increases in pension expenses or employee and retiree medical benefits;

•                  Uncertainty in estimating reserves, including reserves established to address contingent liabilities, unrecognized tax benefits, or potential losses on our Finance segment’s receivables;

•                  Difficult conditions in the financial markets which may adversely impact our customers’ ability to fund or finance purchases of our products;

•                  Continued volatility in the economy resulting in a prolonged downturn in the markets in which we do business; and

•                  Our ability to successfully consummate the offering and sale of the New Notes and the extent to which holders of the Notes accept the Offer.

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